Exhibit 99.1

NIELSEN N.V.

40 DANBURY ROAD

WILTON, CT 06897-4445

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 25, 2015 (June 23, 2015 for 401(k) plan shareholders). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/NLSN

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 25, 2015 (June 23, 2015 for 401(k) plan shareholders). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by June 25, 2015 (June 23, 2015 for 401(k) plan shareholders).

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M54178-P32744	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Our Board of Directors has unanimously approved the Merger Proposal and recommends that you vote “FOR” the Merger. Our Board of Directors also recommends that you vote “FOR” each director nominee listed in this proxy statement/prospectus and “FOR” each other proposal described in this proxy statement/prospectus.

			For	Against	Abstain

1.	To (a) approve the amendment of the articles of association of Nielsen N.V. in connection with the proposed merger of Nielsen N.V. into its subsidiary, Nielsen Holdings Limited, and (b) authorize any and all lawyers and (deputy) civil law notaries practicing at Clifford Chance LLP to execute the notarial deed of amendment of the articles of association to effect the aforementioned amendment of the articles of association.		☐	☐	☐

2.	To approve the merger between Nielsen N.V. and Nielsen Holdings plc.		☐	☐	☐

3.	To (a) adopt our Dutch statutory annual accounts for the year ended December 31, 2014 and (b) authorize the preparation of our Dutch statutory annual accounts and the annual report of the Board of Directors required by Dutch law, both for the year ending December 31, 2015, in the English language.		☐	☐	☐

4.	To discharge the members of the Board of Directors from liability pursuant to Dutch law in respect of the exercise of their duties during the year ended December 31, 2014.		☐	☐	☐

5.	To elect the Directors listed below:		☐	☐	☐

	•	James A. Attwood, Jr.	☐	☐	☐

	•	Dwight M. Barns	☐	☐	☐

	•	David L. Calhoun	☐	☐	☐

	•	Karen M. Hoguet	☐	☐	☐

	•	James M. Kilts	☐	☐	☐

	•	Harish Manwani	☐	☐	☐

	•	Kathryn V. Marinello	☐	☐	☐

	•	Alexander Navab	☐	☐	☐

	•	Robert Pozen	☐	☐	☐

	•	Vivek Y. Ranadivé	☐	☐	☐

	•	Javier G. Teruel	☐	☐	☐

6.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015.		☐	☐	☐

7.	To appoint Ernst & Young Accountants LLP as our auditor who will audit our Dutch statutory annual accounts for the year ending December 31, 2015.		☐	☐	☐

8.	To approve the extension of the authority of the Board of Directors to repurchase up to 10% of our issued share capital (including depositary receipts issued for our shares) until December 26, 2016 on the open market, through privately negotiated transactions or in one or more self-tender offers for a price per share (or depositary receipt) not less than the nominal value of a share and not higher than 110% of the most recently available (as of the time of repurchase) price of a share (or depositary receipt) on any securities exchange where our shares (or depositary receipts) are traded.		☐	☐	☐

9.	To approve in a non-binding, advisory vote the compensation of our named executive officers as disclosed in the Proxy Statement/Prospectus pursuant to the rules of the Securities and Exchange Commission.		☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [PLEASE SIGN WITHIN BOX]	Date

Admission Ticket

NIELSEN N.V.

Annual Meeting of Shareholders

June 26, 2015

9:00 a.m. (Eastern Time)

www.virtualshareholdermeeting.com/NLSN

or

The offices of Clifford Chance LLP

Droogbak 1A

Amsterdam, the Netherlands

DIRECTIONS: Please visit www.cliffordchance.com or call their offices in Amsterdam, the Netherlands at 31-20-711-9000.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. You will need the 16-digit control number included on this proxy card in order to access the proxy materials on www.proxyvote.com.

M54179-P32744

NIELSEN N.V.

Annual Meeting of Shareholders

June 26, 2015 9:00 AM (Eastern Time)

This proxy is solicited by the Board of Directors

The undersigned shareholder(s) of Nielsen N.V. hereby revoke(s) all proxies heretofore given by the signer(s) to vote at the Annual Meeting of Shareholders and any adjournments or postponements thereof, acknowledges receipt of the Proxy Statement, dated             , 2015, and appoint(s) Dwight M. Barns, Jamere Jackson, James W. Cuminale and Harris Black, and each of them, as the undersigned’s true and lawful proxies, each with the power to appoint his substitute(s), and hereby authorize(s) them to represent and to vote all of the shares of NIELSEN N.V. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m. (Eastern Time) on June 26, 2015, and at any adjournment or postponement thereof, upon all subjects that may properly come before the annual meeting, including, the matters described in the proxy statement furnished with this proxy card, subject to the directions indicated on the reverse side of this card, with all the power the undersigned would possess if personally present.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S) ON THE REVERSE SIDE OF THIS PROXY CARD. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE APPROVAL OF PROPOSALS 1 THROUGH 9, WHICH PROPOSALS ARE LISTED ON THE REVERSE SIDE OF THIS PROXY CARD, AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE